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                * The confidential portion has been so omitted
                        and filed with the Commission.

                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY


                                  CONFIDENTIAL
                         INTERACTIVE MARKETING AGREEMENT

        This Interactive Marketing Agreement (the "Agreement"), dated as of December 22 1999 (the "Effective Date"), is between ICQ, Inc. ("ICQ"), a Delaware corporation, with offices at 22000 AOL Way, Dulles, Virginia 20166, and Varsitybooks.com Inc. ("Marketing Partner" or "MP"), a Delaware corporation, with offices at 2020 K Street, N.W. 6th Floor Washington, D.C. 20006. ICQ and MP may be referred to individually as a "Party" and collectively as the "Parties."

                                  INTRODUCTION

        ICQ and MP each desires to enter into an interactive marketing relationship whereby ICQ will promote and distribute an interactive site referred to (and further defined) herein as the Affiliated MP Site and services related thereto. This relationship is further described below and is subject to the terms and conditions set forth in this Agreement. Defined terms used but not defined in the body of the Agreement will be as defined on Exhibit B attached hereto.

                                      TERMS

1.      PROMOTION, DISTRIBUTION AND MARKETING.

        1.1. ICQ PROMOTION OF MP AREAS. ICQ will provide MP with the Promotions described herein in the areas specified in Exhibit A. Subject to MP's reasonable approval, ICQ will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing MP comparable promotional placements in appropriate alternative areas of the ICQ Network so long as such alternative areas have demographic and audience reach comparable to the ICQ Service . In addition, if ICQ is unable to deliver any particular Promotion, ICQ will work with MP to provide MP, as its sole remedy, a comparable promotional placement. ICQ reserves the right to redesign or modify the organization, structure, Look and Feel navigation and other elements of any part of the ICQ Network at any time, including without limitation, by adding or deleting channels, subchannels and/or screens and/or making fundamental changes to the look and feel, navigation or other elements of the ICQ Service. In the event such modifications materially and adversely affect any specific Promotion, ICQ will work with MP to provide MP, as its sole remedy, a comparable promotional placement. Except to the extent expressly described herein (including but not limited to in Exhibit A), the exact form, placement, integration and nature of such Promotions shall be determined by ICQ in it's reasonable editorial discretion. As used throughout this Agreement, the phrases "comparable promotional placements" or "comparable promotions" shall mean placements which are of comparable overall value, to be determined based on a variety of factors, including size, quality, type (e.g., integrated or banner), location (i.e., page or screen and the subject matter thereof), demographically targeted relevance, and audience reach (taking into account the targeted nature of the placement). The Parties agree that comparable placements for integrated promotional placements shall be other integrated placements.

        1.2. IMPRESSIONS COMMITMENT. During the Term, ICQ shall deliver * Impressions to MP through the Promotions, as described on Exhibit A (the "Impressions Commitment"). With respect to the Impressions targets specified on Exhibit A, ICQ will not be obligated to provide in excess of any Impressions target amounts in any year. In the event ICQ provides an excess of any annual Impressions target amounts in any year, the Impressions target for the subsequent year will be reduced by the amount of such windfall. Any shortfall in Impressions at the end of a year will not be deemed a breach of the Agreement by ICQ; instead such shortfall will be added to the Impressions target for the subsequent year. In the event there is (or will be in ICQ's reasonable judgment) a shortfall in Impressions as of the end of the Initial Term (a "Final Shortfall"), ICQ will

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               provide MP, with advertising placements through "run of service"
               advertising on the ICQ Network which have a total value, based on the advertising rate applicable to this Agreement, equal to the value of the Final Shortfall (determined by multiplying the percentage of Impressions that were not delivered by the guaranteed payment attributable for such promotions provided for below).

        1.3. INTEGRATED PROMOTIONAL PLACEMENTS. In addition to the Impressions described above, MP shall receive integrated Promotions within the ICQ Service, as more fully described on Exhibit A attached hereto (the "Integrated Placements"). Except to the extent expressly described herein, such integration into the ICQ Service shall be subject to standard ICQ policies on partner integration. Except to the extent expressly described herein, the exact form, placement, integration and nature of such Promotions shall be determined by ICQ in it's reasonable editorial discretion.

        1.4. CONTENT OF PROMOTIONS WITHIN THE ICQ NETWORK. Promotions for MP will link only to the MP Areas and will promote only the MP Services described on Exhibit D attached hereto (and shall not promote any third party or any Interactive Service). The specific MP Content to be contained within the Promotions (including, without limitation, text within the advertising banners and contextual promotions residing within the ICQ Network (the "Promo Content")) will be determined by MP, subject to ICQ's technical limitations, the terms of this Agreement and ICQ's then-applicable policies relating to advertising and promotions (and, in the case of the Integrated Placements, subject also to the terms of Sections 1.3 and 2.1). MP will submit in advance to ICQ for its review semiannually an online marketing plan with respect to the Integrated Placements. The Parties will meet in person or by telephone at least monthly to review operations and performance hereunder, including a review of the Promo Content to mutually agree if there are improvements that can be made to enhance performance. MP will consistently update the Promo Content on a regular basis. Except to the extent expressly described herein, the specific form, placement, duration and nature of the Promotions will be as determined by ICQ in its reasonable editorial discretion (consistent with the editorial composition of the applicable screens).

        1.5 MP PROMOTION OF MP AREAS AND ICQ. MP will provide ICQ with the promotions provided for on Exhibit C attached hereto. MP will not implement or authorize any promotion similar in any respect (including, without limitation, in scope, purpose, amount, prominence or regularity) to the promotion required or provided pursuant to Exhibit C for any other Interactive Service.

2.      MP AREAS.

        2.1 AFFILIATED MP SITE; CONTENT OF MP AREAS. MP will create a customized, cobranded version of MP's primary Interactive Site to be linked to the ICQ Network for the purpose of marketing and promoting the sale of Products (the "Affiliated MP Site"). Except as mutually agreed in writing by the Parties or as otherwise set forth in this Agreement, the only products or services offered on the Affiliated MP Sites or included within the Promo Content (collectively the "MP Areas") will be the MP Products described on Exhibit D. In addition, the Affiliated MP Sites shall comply with the ICQ cobranding requirements set forth on Exhibit D. The MP Areas will not in any respect, (i) except as expressly permitted under this Agreement, promote, advertise, market or distribute the products, services or content of any other Interactive Service, or (ii) otherwise provide promotions, advertisements, products or services which violate ICQ's then-standard advertising or other policies, any third party copyright, trademark, US patent, or any other third party right, including without limitation, any music performance or related music right, or any law, rule or regulation.

        2.2 PRODUCTION WORK. Except as agreed to in writing by the Parties pursuant to the "Production Work" section of the Standard Online Commerce Terms & Conditions

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               attached hereto as Exhibit F, MP will be responsible for all production work and maintenance associated with the MP Areas, including all related costs and expenses. ICQ will be responsible for all operations and other support necessary to display the Promo Content and otherwise meet its obligations under this Agreement at no additional charge to MP.

        2.3 HOSTING; COMMUNICATIONS. As described more fully in Exhibit E, MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Sites. MP will bear responsibility for the implementation, management and cost of the Affiliated MP Site. MP will utilize a dedicated high speed connection to maintain transport of information to and from the MP data center and ICQ's designated data center.

        2.4 TECHNOLOGY. MP will take commercially reasonable steps necessary to conform its promotion and sale of Services through the MP Areas to the then-existing technologies identified by ICQ (with reasonable advance notice to MP) which are optimized for the ICQ Service. ICQ will be entitled to require reasonable changes to the Content (including, without limitation, the features or functionality) within any linked pages of the MP Areas to the extent such Content will, in ICQ's good faith judgment, adversely affect any operational aspect of the ICQ Network. ICQ reserves the right to review and test the MP Areas from time to time to determine whether the site is compatible with ICQ's then-available ICQ client and host software and the ICQ Network.

        2.5 SERVICE OFFERING. MP will include in the MP Areas substantially similar Services and other Content (including, without limitation, any features, offers, contests, functionality or technology) that are then made available by or on behalf of MP through any Additional MP Channel, except to the extent any such Services or other Content are (i) subject to exclusive, proprietary or other preferential obligations in favor of third parties and such obligations cannot be reasonably duplicated for ICQ or for which generally comparable benefits for ICQ Users cannot be provided for ICQ, or (ii) are otherwise prohibited from inclusion in the MP Areas pursuant to this Agreement; provided, however, that (i) such inclusion will not be required where it is commercially or technically impractical to either Party (i.e., inclusion would cause either Party to incur substantial incremental costs or cause a breach of another agreement); and
               (ii) the specific changes in scope, nature and/or offerings required by such inclusion will be subject to the terms of this Agreement.

        2.6 PRICING AND TERMS. The prices, terms and conditions for Services in the MP Areas shall be (i) no less favorable in any respect than the prices, terms and conditions for the Services or substantially similar Services offered by or on behalf of MP through any Additional MP Channel (other than non-permanent special offers offered through Additional MP Channels other than www.varsitybooks.com, that cannot be reasonably duplicated for ICQ Users) and (ii) in the aggregate generally competitive with similarly situated Section 3.5 Entities in the same market space.

        2.7 EXCLUSIVE OFFERS/USER BENEFITS. MP will (a) provide through the MP Areas special promotions that are generally comparable to promotions made available by or on behalf of MP through any Additional MP Channel to the extent MP's agreements with third parties permit it to do so; and (b) provide through the MP Areas on a regular basis special promotions or other unique programming and services exclusively available to ICQ Users (collectively, the "Special Promotions"). Through such Special Promotions, MP will be eligible for promotions in addition to the Promotions described on Exhibit A. In the event that MP conducts a promotion with another Interactive Service, MP will make available to ICQ Users a Special Promotion providing a similar discount or benefit to ICQ Users. MP will provide ICQ with reasonable prior notice of Special Promotions so that ICQ can market the availability of such Special Promotions in the manner ICQ deems appropriate in its editorial discretion.

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        2.8    OPERATING SUPPORT AND STANDARDS. ICQ will provide MP with the operational support described on Exhibit E. The MP Areas shall comply at all times with the standards and specifications set forth in Exhibit E. To the extent site standards are not established in Exhibit E with respect to any aspect or portion of the MP Areas (or the Services or other Content contained therein), MP will provide such aspect or portion at a level of accuracy, quality, completeness, and timeliness which meets or exceeds prevailing standards in the college textbook industry. In the event MP fails to comply with the requirements of Exhibit E attached hereto, (a) ICQ will have the right, as its sole remedy, to decrease the Promotions it provides to MP until such time as MP corrects its non-compliance (and in such event, ICQ will be relieved of the proportionate amount of any promotional commitment and/or cease any such integrated placements made to MP by ICQ hereunder corresponding to such decrease in promotion). Notwithstanding the foregoing, ICQ shall have the right to terminate this Agreement in the event that the Affiliated MP Site is non-operational for fourteen (14) days (counted in the aggregate) during any six (6) month period.

        2.9 TRAFFIC FLOW. It is the Parties' mutual intention to work together and take reasonable efforts to keep ICQ Network traffic either within the MP Areas or channeled back into the ICQ Network. The Parties will work together on implementing mutually acceptable links from the MP Areas back to the ICQ Network.

3       ICQ EXCLUSIVITY OBLIGATIONS.

        3.1 During the term specified in Section 3.6 below, MP will be the Exclusive College-Targeted Commerce Partner on the ICQ Service and ICQ.com.

        3.2 During the term specified in Section 3.6 below, MP will be the exclusive promoter, advertiser, marketer and distributor of college textbooks expressly promoted on the ICQ Service and ICQ.com.

        3.3 During the term specified in Section 3.6 below, ICQ may enter into arrangements with an entity except any of the Section 3.5 Entities * on the ICQ Service and ICQ.com, provided that no such third party may (during such term) * .

        3.4 During the term specified in Section 3.6 below, MP will be ICQ's exclusive college marketing channel. Under this provision, MP will be the exclusive promoter, advertiser, marketer and distributor of the ICQ Service and ICQ.com (other than ICQ itself) on U.S. college campuses; provided, however, that this provision shall not apply * .

        3.5    The "Section 3.5 Entities" are: * .

        3.6 The exclusivity obligations set forth in Sections 3.1, 3.2, 3.3 and 3.4 (subject to Section C of Exhibit C) above will commence upon the Effective Date and continue until December 31, 2000.

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        3.7    "Exclusive College-Targeted Commerce Partner" shall mean solely that, except otherwise expressly permitted hereunder, ICQ will not enter into any promotion, advertising, marketing or distribution arrangement with any Section 3.5 Entity on the ICQ Service or ICQ.com.

        3.8    The foregoing shall not preclude ICQ from (a) enabling
               ICQ Users to access any website whatsoever, including websites competitive with MP and/or covered by the foregoing exclusivity through standard web access, personalization features or similar means; (b) promoting a party through the ICQ service which markets multiple products or services so long as the promotions appearing on the ICQ Service for such party do not (x) promote any of the products or services specified in Section 1 of Exhibit D specifically to college students or (y) are not for textbooks. Further (and without limiting any actions which may be taken by ICQ without violation of MP's rights hereunder), no provision of this Agreement will limit ICQ's ability (on or off the ICQ Network) to (i) undertake activities or perform duties pursuant to existing arrangements as of the Effective Date with third parties (or pursuant to any agreements to which ICQ becomes a party subsequent to the Effective Date as a result of Change of Control, assignment, merger, acquisition or other similar transaction to the extent necessary for ICQ to perform its obligations under such agreements and provided that this clause
               (i) will not limit from the rights of MP under this Agreement),
               (ii) create editorial commentary relating to any third party marketer of products or services covered by Sections 3.1 or 3.2 above, or (iii) post or allow ICQ Users to post Content, messages, contextual links or editorial commentary relating to any third party marketer of the Exclusive Service, to the extent created by such ICQ User and not by ICQ.

4       PAYMENTS.

        4.1 GUARANTEED PAYMENTS. MP will pay ICQ a non-refundable guaranteed payment of Nine Million Dollars ($9,000,000) (the "Guaranteed Payment Amount") as follows:

                  (i)       *               shall be paid on  *
                                  ;

                   (ii)      *               shall be paid on  *
                                  ;
                   (iii)     *               shall be paid on  *
                                  ;
                   (iv)      *               shall be paid on  *
                                  ;
                   (v)       *               shall be paid on  *
                                  ;
                   (vi)      *               shall be paid on  *
                                  ;
                   (vii)     *               shall be paid on  *
                                  ;
                   (viii)    *               shall be paid on  *
                                  ;
                   (ix)      *               shall be paid on  *
                                  ;


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                    (x)      *               shall be paid on  *
                                   ;
                    (xi)     *                shall be paid on  *
                                   ;
                    (xii)    *                shall be paid on  *
                                   ;
                    (xiii)   *                shall be paid on  *
                                   ;

4.2  LATE PAYMENTS; WIRED PAYMENTS. All amounts owed hereunder not paid when due and payable will bear interest from five days after the date such amounts are due and payable at the prime rate in effect at such time as published in the Wall Street Journal. All payments required hereunder will be paid in immediately available, non-refundable U.S. funds wired to the "America
               Online" account, Account Number    *    at the Chase Manhattan
               Bank, 1 Chase Manhattan Plaza, New York, NY 10081
               (ABA:021000021) (with the following notation in the reference field: "For credit to ICQ, Inc").

4.3  TAXES. MP will collect and pay and indemnify and hold ICQ harmless from any sales, use, excise, telecommunication or similar tax including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorney's fees which arises out of any transaction between MP and customers. ICQ will collect and pay and indemnify and hold MP harmless from any sales, use, excise, internet access, telecommunication or any other similar tax or fee solely to the extent arising out of ICQ's operation of the ICQ Network, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, including attorney's fees which arises in connection with actions taken, or transactions engaged in, by ICQ other than those taxes that directly relate to any transaction between MP and its customers.

4.4  REPORTS.

               4.4.1 Sales Reports. MP will provide ICQ in an automated manner with a monthly report in a mutually agreeable format, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably required for measuring revenue activity by MP through the Affiliated MP Site): (i) summary information for sales generated through the Affiliated MP Site (i.e., total aggregate transaction revenues); (ii) revenue by category of promotion and product for such sales, and
                      (iii) purchaser name and screenname for such sales (collectively, "Sales Reports"). ICQ will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement; provided, however, that ICQ agrees that (a) such Sales Reports will contain Confidential Information and such information shall only be disclosed in aggregate reports which do not identify or segregate information provided by MP, and (b) ICQ will not use the information contained in such Sales Reports to target advertisements, promotions or any other communications of any party to MP's customers .

               4.4.2 Usage Reports. ICQ shall provide MP with standard monthly usage information related to the Promotions (e.g., a schedule of the Impressions delivered by ICQ at such time) which are similar in substance and form to the reports provided by ICQ to other interactive marketing partners similar to MP. The information shall be

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                      subject to third-party audit in accordance with ICQ's
                      routine business practice and ICQ shall provide MP with a summary of all results of such audits upon request.

               4.4.3 Fraudulent Transactions. To the extent permitted by applicable laws, MP will provide ICQ with a report of any fraudulent order made through the Affiliated MP Site, including, if practicable, the date, screenname or email address and amount associated with such order, promptly following MP obtaining knowledge that the order is, in fact, fraudulent.

5       TERM; RENEWAL; TERMINATION.

           5.1 Term. Unless earlier terminated as set forth herein, the initial term of this Agreement will be three (3) years from the Effective Date (the "Term").

           5.2 Continued Links. Upon expiration of the Term, ICQ may, at its discretion, continue to promote one or more "pointers" or links from the ICQ Network to the homepage of MP and continue to use MP's trade names, trade marks and service marks in connection therewith (collectively, a "Continued Link"). So long as ICQ maintains a Continued Link, (a) MP shall pay ICQ* percent of gross revenue generated by ICQ Users, and (b) Sections 4.3 and 4.4, along with the terms of Sections 7 and 8 of Exhibit F and the terms of Exhibit G hereto shall continue to apply with respect to the Continued Link and any transactions arising therefrom. Notwithstanding the foregoing, in the event that ICQ materially and adversely changes the nature of the ICQ Service after the Term, MP may, upon written notice to ICQ, require that ICQ discontinue the Continued Link.

           5.3 Termination for Breach. Except as expressly provided elsewhere in this Agreement, either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to any scheduled payment will be fifteen (15) days from the date for such payment provided for herein, regardless of when notice is given to MP.

           5.4 Termination for Bankruptcy/Insolvency. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.

           5.5 Termination on Change of Control. In the event of (i) prior to MP's initial public offering of its common stock (the "IPO"), any Change of Control of MP, (ii) after the IPO, any Change of Control of MP, if such Change of Control results in any Interactive Service, or other entity reasonably competitive to AOL or ICQ, obtaining a controlling interest in MP,or (ii) a Change of Control of ICQ or AOL, ICQ may terminate this Agreement by providing thirty (30) days prior written notice of such intent to terminate. In the event of a termination of this Agreement pursuant to Section 5.5(iii), ICQ shall pay MP a pro-rata refund of the Guaranteed Payment.

6       MANAGEMENT COMMITTEE/ARBITRATION.

           6.1 Management Committee. The Parties meet to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby within ten (10) days of written notice from one to the



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               other of the Dispute. If the Parties cannot resolve the Dispute within such time frame, the Dispute will be deemed to be immediately submitted to the Management Committee (as defined below) for resolution. For ten (10) days following such submission of the Dispute to the Management Committee, the Management Committee will have the exclusive right to resolve such Dispute. If the Management Committee is unable to amicably resolve the Dispute during the ten-day period, then the dispute will be referred for the resolution mechanisms described below. "Management Committee" will mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section 6 and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party will seek, nor will be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable amicably to resolve the Dispute as set forth in this Section 6 and then, only in compliance with the procedures set forth in this Section 6.

        6.2 Arbitration. Except for Disputes relating to issues of proprietary rights, including but not limited to intellectual property and confidentiality, any Dispute not resolved by amicable resolution as set forth in Section 6.1 will be finally settled by arbitration. Such arbitration will be conducted by the American Arbitration Association ("AAA") in Washington, D.C. and will be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, as such rules will be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein.

        6.3 Selection of Arbitrators. The arbitration panel will consist of three (3) arbitrators. Each Party will name an arbitrator within ten (10) days after the delivery of the Demand. The two
               (2) arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, should be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

        6.4 Governing Law. The Federal Arbitration Act, 9 U.S.C. Secs.
               1-16, and not state law, will govern the arbitrability of all Disputes. The Federal Rules of Evidence will apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

        6.5 Arbitration Awards. The arbitrators will have the authority to award compensatory damages only. The award rendered by the arbitrators will be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration will be kept confidential and no Party will disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

        6.6 Fees. Each Party will pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees").

        6.7 Non Arbitratable Disputes. Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section 6 or by law (collectively, "Non-Arbitration Claims") will be brought in a court of competent jurisdiction in the Commonwealth of Virginia. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and the federal courts situated in the

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               Commonwealth of Virginia, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims.

        6.8 Injunctive Relief. Either party will have the right to apply at any time to a judicial authority for injunctive or other interim or provisional relief, and will not by doing so be deemed to have breached its agreement to arbitrate or to have affected the powers reserved to the arbitrators.

7 COMPLIANCE WITH LAWS. Nothing herein shall be deemed to require either party to violate any rule, law or regulation, including, without limitation, the Securities Act of 1933 or the Securities Exchange Act of 1934. In the event that a Party can demonstrate to the reasonable satisfaction of the other Party that a provision herein would require it to violate any such rule, law or regulation, then the Parties shall restate such provision so as to comply with the applicable laws and regulations at issue, while maintaining, to the maximum extent possible, the original effect of such provision (consistent with the applicable legal and regulatory requirements).

8 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transactions contemplated hereunder; provided, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the foregoing, either Party's subsequent factual reference to the existence of a business relationship between the Parties will not require the approval of the other Party. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of a material breach of this Section 8 that results in a material and adverse effect on the non-breaching party, the non-breaching party may elect to either (a) terminate this Agreement immediately upon notice to the other Party (without the other Party having any cure period), or (b) as liquidated damages, elect to modify the Impression Commitment hereunder by fifteen percent (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if MP has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

9 WARRANTS. In connection with the obligations of the Parties hereunder, and subject to the provisions hereof, ICQ's obligations under this Agreement shall be contingent upon MP's delivery within one day of the Effective Date of (i) a Stock Subscription Warrant in the form of Exhibit H attached hereto (the "Warrant Agreement") and (ii) an Investor Rights Agreement in a form reasonably acceptable to ICQ.

10 EXHIBITS. All Exhibits attached hereto are each hereby made a part of this Agreement.

                       [the next page is a signature page]

                                                                  EXECUTION COPY






IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

ICQ, INC.                                     VARSITYBOOKS.COM INC.

By:    /s/ ICQ, INC.                          By:    /s/ VARSITYBOOKS.COM INC.
    ----------------------------------            -----------------------------
Name                                          Name:
Title:                                        Title:

                                   EXHIBIT A
                              PLACEMENT/PROMOTION

By March 1, 2000, ICQ and MP will complete a detailed Program Plan ("the Plan") for the integration of MP into the ICQ Service and on ICQ.com which will detail the schedule for the accomplishment of the Specifics which follow below. ICQ will make available appropriate IT, marketing and operations personnel to work on the Plan. MP will have the option to send relevant personnel to ICQ's Tel Aviv offices to work on the development and implementation of the Plan. ICQ will work in good faith with MP to maximize the placement of VarsityBooks.com banner promotions and Integrated Placements on ICQ.com and within the ICQ Service.

SPECIFICS:  Subject to Sections 1.1 and 1.3 above, ICQ will:

- *. Integrated Placements within the ICQ Client will be * including, but not limited to, (i) *, (ii) * (i.e., to the extent retailers are named MP will always be named (except in the case of rotational placements, in which case MP shall be included within all such rotations), and * (i.e., relating to a material offering of the Affiliated MP Site) *, and (iii) *. The Integrated Placements described in this paragraph will appear on the ICQ Service on or about *. Notwithstanding any provision hereof to the contrary, at all times during the Term, * (i) in the case of fixed placements, * and (ii) in the case of rotational placements, *.

- Provide premier placement in college or student-oriented sections, pages, or the like on ICQ.com. ICQ will work in good-faith to place MP Promotions within all college or student-oriented sections, pages or the like on ICQ.com. Such Placements will begin by January 14, 2000; provided that MP is in compliance with the terms of this Agreement.

- Provided that MP has constructed an ICQ/MP co-branded college bookstore, ICQ will provide an anchor tenant (or equivalent) placement for such ICQ/MP co-branded college bookstore (featuring such MP Products as the Parties shall mutually agree), in the appropriate channels on ICQ.com which will be no more than two clicks away from the home page. This feature will not count toward the Impressions Commitment due under
      Section 1.2. So long as MP has provided ICQ with all necessary materials to construct such area, the bookstore will be operational by a mutually agreeable date.

- Provide Impressions on the ICQ Service and ICQ.com (except to the extent permitted otherwise under Section 1.1 of the Agreement) and within relevant ICQ Portal Channels.

- Include Impressions in targeted ICQ search results that are relevant to MP (served based on search terms).

-     Provide Impressions in targeted co-browsing - served based on URL terms.

- Provide Impressions in targeted web directory areas - served to areas/topics relevant to MP.

- Provided that MP has delivered to ICQ such content and information reasonably requested by ICQ, develop an MP service "skin". This is a MP-purposed "look and feel" on a customized version of the ICQ Service and includes: an MP button on top of contact list; MP branding on messages created; and MP branding on ticker. The MP "skin" will be available by download from MP and from ICQ.com. This feature and its use by ICQ users will not count toward the Impressions Commitment due under
      Section 1.2. This feature will be available on or about June 15, 2000 (the "Scheduled Skin Delivery Date"). Notwithstanding the foregoing, if the "skin" is not delivered by the Scheduled Skin Delivery Date, ICQ shall extend the Term by a number of days equal to the difference between the Scheduled Skin Delivery Date and the actual date on which such "skin" is delivered; provided, however, that in no event shall the Term be extended for more than six (6) months pursuant this provision and provided, further, that no extension of the Term shall increase the number of Impressions to be delivered pursuant to the Carriage Plan below. In the event that the "skin" is not delivered prior to January 15, 2001, MP shall have the right to terminate this Agreement upon written notice to MP and receive a pro-rata refund of the Guaranteed Payment and no further Warrant Shares (as defined in the Warrant Agreement) shall vest after the date of such termination.

- Enable MP to send system-wide messages to ICQ active users and to all users with the MP skin. This feature will be available on or about June 15, 2000.

- ICQ will make best efforts to include MP in all "opt-in" opportunities ICQ makes available to its users on the ICQ Service and ICQ.com. In particular, if ICQ makes "opt-in" available in the registration process, MP will be included in the first version of the Service that makes this possible. Contact information (name, ICQ or email address and other relevant information) collected through this process will be provided to MP in a mutually-agreed format. This feature and its use by ICQ users will not count toward the Impressions Commitment due under Section 1.2.

-     Serve at least 65% of the Impressions 'above the fold'.

- Permit MP to vary the number of promotions and location according to time of year.

- As ICQ develops and releases plug-in sdk's for use by its Ad Partners, MP will have access to those SDK's to develop its own plug-ins for distribution on ICQ at no additional cost.

CARRIAGE PLAN (banner ads)

            Year 1            Year 2            Year 3
Endemic     *                 *                 *

Broad Reach *                 *                 *

*Endemic promotions include banner ads that are placed in or near relevant portal channels, search results, co-browsing ads and web directory areas.

Placements on the Service and Integrated Placements do not impact the impressions total due under Section 1.2.

                                   EXHIBIT B
                                  DEFINITIONS

The following definitions will apply to this Agreement:

ADDITIONAL MP CHANNEL. Any other distribution channel (e.g., an Interactive Service other than ICQ) through which MP makes available an offering comparable in nature to the MP Areas.

AFFILIATED MP SITE.  "Affiliated MP Site" shall have the meaning set forth in
Section 2.1.

ALERTS. Any communication from MP directed at an ICQ User (whether by e-mail, instant message, or otherwise) as a result of such ICQ User's expressly requested opt-in to receive such communication, requested via an ICQ controlled registration process, which such registration process (i) clearly and prominently notifies all registrants of the nature and frequency of the communications that will or may be received as a result thereof, and (ii) requires such registrant to expressly reconfirm such election to receive such communications, and which such communications each offer a clear and prominent opportunity for such ICQ User to subsequently opt-out at any time.

                        (1) AOL. "AOL" shall mean America Online, Inc., a Delaware corporation.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of the Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about ICQ Members (including without limitation their ICQ number or other unique identifying data), ICQ Users, and MP customers, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" will not include information (a) already lawfully and non-confidentially known to or independently developed without use or access to such information by the receiving Party, (b) disclosed in published materials, (c) generally known to the public (through no breach of the confidentiality obligations of this Agreement), or (d) lawfully and non-confidentially obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in synchronism or timed relation with visual displays) and other data, Services, advertisements, promotions, links, pointers and software, including any modifications, upgrades, updates, enhancements and related documentation.

ICQ INTERACTIVE SITE. Any Interactive Site which is managed, maintained, owned or controlled by ICQ or its agents.

ICQ LOOK AND FEEL. The elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Interactive Sites within the ICQ Service or ICQ.com.

ICQ MEMBERS. Any authorized user of the ICQ Service, including any sub-accounts using the ICQ Service under an authorized master account.

ICQ NETWORK. (i) The ICQ Service, (ii) ICQ.com (iii) any ICQ Interactive Site; and (iv) any other product or service owned, operated, distributed or authorized to be distributed by or through ICQ or its affiliates worldwide (and including without limitation the ICQ Service, ICQ.com, and the rest of the ICQ Network). It is understood and agreed that the exclusivity rights of MP relate only to the ICQ Service and ICQ.com and not generally to the ICQ Network.

ICQ SERVICE. The standard English language version of the ICQ brand communications and messaging service, specifically excluding (a) ICQ.com or any other ICQ Interactive Site, (b) "ICQ It!" or any other independent product, service or property which may be offered by, through or with the ICQ brand service, (c) any programming or Content area offered by or through the ICQ brand service over which ICQ does not exercise complete operational control (including, without limitation, Content areas controlled by other parties, whether or not co-branded with ICQ, and ICQ user-created Content areas), (d) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the ICQ brand service, (e) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the effective date hereof and (f) any other version of an ICQ service which is materially different from the standard ICQ brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service or any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

ICQ USER. Any user of the ICQ Service, ICQ.com or the ICQ Network.

ICQ.COM. ICQ's primary Internet-based Interactive Site marketed under the "ICQ.com" brand, specifically excluding (a) the ICQ Service, (b) "ICQ It!" or any other independent product or service offered by or through such site or any other ICQ Interactive Site, (c) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties, whether or not co-branded with ICQ, and ICQ user-created Content areas), (d) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other ICQ Interactive Site, (e) any property, feature, product or service which ICQ or its affiliates may acquire subsequent to the Effective Date and (f) any other version of an ICQ Interactive Site which is materially different from ICQ's primary Internet-based Interactive Site marketed under the "ICQ.com" brand, by virtue of its branding, distribution, functionality, Content and services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

IMPRESSION. User exposure to the applicable Promotion, as such exposure may be reasonably determined and measured by ICQ in accordance with its standard methodologies and protocols (including without limitation standard impressions).

IMPRESSIONS COMMITMENTS.  As defined in Section 1.2 hereof.

INTEGRATED PLACEMENTS.  As defined in Section 1.3 hereof.

INTERACTIVE SERVICE. An entity offering one or more of the following: (i) online or Internet connectivity services (e.g., an Internet service provider);
(ii) an interactive site or service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends and receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation greeting cards.

INTERACTIVE SITE. Any interactive site or area, including, by way of example and without limitation, (i) an MP or ICQ site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's Active Desktop or interactive television service such as WebTV.

LICENSED CONTENT. All Content offered through the MP Areas pursuant to this Agreement or otherwise provided by MP or its agents in connection herewith (e.g., offline or online promotional Content, Promotions, "slideshows", etc.), including in each case, any modifications, upgrades, updates, enhancements, and related documentation.

MP AREAS. The Affiliated MP Site and any portions of the Integrated Placements which are managed, maintained, owned or controlled predominately by MP or its agents (rather than by ICQ).

MP INTERACTIVE SITE. Any Interactive Site (other than the MP Areas) which is managed, maintained, owned or controlled by MP or its agents.

MP PROGRAMMING. The (a) MP Areas and all Content thereon (including, without limitation, Content within the stock ticker or any other Integrated Placements, and any message boards, chat and other ICQ Member-supplied content areas contained therein, if and to the extent permitted herein) and (b) Licensed Content.

PROMOTIONS. Any of the promotions described herein (including without limitation (a) (i) the standard Impressions described in Section 1.2, and (ii) any Integrated Placements as described in Section 1.3 (in each case, as more fully described on Exhibit A and including without limitation any advertising banners, buttons, contextual promotions, searches or other promotions residing within the ICQ Network, which may link to the MP Areas); (b) any Alerts or other permitted communications as set forth herein; and (c) any comparable promotions provided herein.

SERVICE. Any product, good or service which MP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to ICQ Members directly or indirectly through (i) the MP Areas (including through any Interactive Site linked thereto), (ii) any other electronic means directed at ICQ Members (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the MP Areas requiring purchasers to reference a specific promotional identifier or tracking code.

                                   EXHIBIT C

                               MP CROSS-PROMOTION

A. "Try ICQ" Button. Within each MP Interactive Site (including without limitation during any MP customer registration process), MP shall include a prominent "Try ICQ" feature (at least 90 x 30 pixels or 70 x 70 pixels in size) (the "ICQ Promo") through which users can obtain promotional information about ICQ products or services mutually designated by both Parties and download the then-current version of MP purposed client software for such products or services. ICQ will provide the creative content to be used in the ICQ Promo (including designation of links from such content to other content pages), subject to the reasonable approval of MP. MP shall post (or update, as the case may be) the creative content supplied by ICQ within the spaces for the ICQ Promo within ten business days of its receipt of such content from ICQ. Without limiting any other reporting obligations of the Parties contained herein, MP shall provide ICQ with monthly written reports specifying the number of impressions to the pages containing the ICQ Promo during the prior month so long as it is technically feasible to do so. In the event that ICQ elects to serve the ICQ Promo to the MP Interactive Site from an ad server controlled by ICQ or its agent, MP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement including, without limitation, inserting HTML code designated by ICQ on the pages of the MP Interactive Site on which the ICQ Promo will appear.

B. For the purposes of this Section B, the following definitions will apply:

   "Tier 1 Communications Tools" means communications tools for e-mail, instant messaging, and Internet search functionality.

   "Tier 2 Communication Tools" means communications tools for yellow pages, chat, calendaring, homesteading, and message board functionality.

   MP will use commercially reasonable efforts to incorporate communication tools provided by ICQ into the Affiliated MP Site to the extent MP elects to offer corresponding communications functionality to users of the Affiliated MP Site.

   MP will not use any Instant Messaging tool other than one provided by ICQ. With respect to the other Tier 1 Communications Tools, if MP elects to use in the Affiliated MP Site a communications tool from a third party because it is not commercially reasonable to implement a communication tool provided by ICQ, then MP will not brand, or permit the provider of the tool to brand, the service offered using the tool with the provider's brand, nor will MP provide a link from the Affiliated MP Site to an Interactive Site of the provider in connection with the service offered using the tool. With respect to Tier 2 Communications Tools, if MP elects to use a communications tool from a third party in the Affiliated MP Site because it is not commercially reasonable to use a communications tool provided by ICQ, MP may co-brand the service offered using the tool with the brand of the provider (provided that the provider is not an Interactive Service with the exception of any entity solely described by subsection (iv) of the definition of Interactive Service) but will not link from the Affiliated MP Site to Interactive Sites of the provider in connection with the service offered using the tool.

      B.    C.    On-Campus Marketing Cross-Promotion

II.   DELIVERABLES

      By March 1, 2000, VarsityBooks.com ("VB.C") and ICQ will have completed a marketing and promotional campaign for ICQ/VB.C for the Year 2000 that will include at least:

      -     1,000,000 co-branded impressions

      - At least 300,000 Promotional e-mails to VB.C customer base
      - Permanent fixed position on VB.C

   - At least 4,000 Promotional e-mails to VB.C affiliates
   - At least 80,000 Inserts in VB.C boxes(1)
   - Use of VB.C Campus Rep Network

        The Campus Reps will perform the following marketing activities (or some comparable marketing activity) on behalf of ICQ/VB.C:

-       Postering
-       Fliering
   -    Chalking
   -    Class Announcements
   - Announcements to clubs, sports teams, fraternities/sororities and other campus groups
   - Distribution of premiums (premiums to be provided by ICQ at ICQ's expense)

III.EXPENSES

         VB.C will responsible for all costs associated with the impressions (except for creative to be provided by ICQ); promotional e-mails to customers and affiliates; the permanent fixed position on VB.C; and inserts in VB.C boxes (except for cost of actual insert).

         ICQ will make appropriate personnel available to help lead training calls for the Campus Rep Network and to perform any other necessary tasks to ensure the timely and successful roll-out of this campaign.

IV.TERMINATION

         On June 1, 2000, the Parties will evaluate performance under the co-marketing plan as described above (the "Plan") for a period of up to seven (7) days. In the event that ICQ believes in good-faith that the Plan (and/or the performance of the Plan) has not been reasonably satisfactory to the marketing goals of ICQ, ICQ shall provide MP with written notice of such. The Parties shall meet within seven (7) days of such notice to discuss in good-faith an appropriate course of action, and, in the event that the Parties are unable to mututally agree on such appropriate course of action, ICQ may, prior to July 1, 2000, upon written notice to VB.C, terminate VB.C's exclusivity as its exclusive college marketing channel. Such a termination election will have no effect on any of ICQ's other obligations under the exclusivity provision or any other provisions of this Agreement.

D. Communications Promos. In * of any online or offline promotions by MP or over which MP exercises at least partial editorial control, when promoting solely the communications aspects of MP (each, a "Communications Promo"), MP will include specific references or mentions (verbally where possible) of the ICQ Service (e.g., a reference to the availability of the ICQ Service through the MP Areas or vice versa) during the period in which MP is ICQ's exclusive college marketing channel . For purposes of this paragraph, an "offline promotion" shall include without limitation, MP's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in editorial

----------------------------
(1) Inserts will be delivered as products are ordered.

     content in any publications, programs, features or other forms of media over which MP exercises at least partial editorial control.

                                   EXHIBIT D

                   DESCRIPTION OF SERVICES AND OTHER CONTENT


1. Products and Services Which MP May Promote on the Affiliated MP Site.

      MP may promote and offer any of the following products or services on the Affiliated MP Site: *

      On the homepage of the Affiliated MP Site, MP will only be able to promote the categories of products or services identified as "Restricted" in
Section 2 (i) so long as the amount of Content on the homepage of the Affiliate MP Site relating to such products or services is not significant relative to the Unlimited Products or Services on the homepage, or (ii) is highlighted only through the use of a tab or navigational icon which directs the user to another page on the Affiliated MP Site or any MP Interactive Site.

2. Products and Services Which MP May Promote in the Promo Content.

      MP may promote and offer only the Unlimited and Qualified Products or Services identified below through the Promo Content for the duration specified below. For the purposes of this Section 2:

      "Unlimited Products or Services" means the following products or services can be promoted or offered for the term of this Agreement: *

      "Qualified Products or Services" means the following products or services can be promoted or offered for the term of this Agreement until, and except to the extent which, ICQ executes an agreement with a third party for the exclusive promotion of any such product or service with another party on the ICQ Service or ICQ.com: *. ICQ will provide MP with reasonable advance written notice of any such arrangement with a third party.

"Restricted Products or Services" means the following products or services cannot be promoted or offered during the term of this Agreement: *.

3. CO-BRANDING REQUIREMENTS. The co-branded Affiliated MP Site shall be operational by March 15, 2000 and MP shall display on each page of such site headers and footers each of 600x30 pixel size consisting of creative content provided by ICQ (subject to MP's approval, not to be unreasonably withheld, conditioned or delayed).and containing both ICQ and MP branding and links to the ICQ Network. The Parties agree that the home page of the Affiliated MP Site shall reside on a joint URL structured in a manner to provide MP with user and unique visitor credit (i.e., www.icq.varsitybooks.com). Internal pages within the Affiliated MP Site shall reside on a joint URL structured in a manner to provide

ICQ with credit for time spent on the Affiliated MP Site (i.e., www.varsitybooks.icq.com), unless such URL structuring would not be technically feasible.

                                   EXHIBIT E
                              OPERATING STANDARDS

1. Affiliated MP Site Infrastructure. Within a reasonable time after the execution of this Agreement, ICQ will provide MP with the technical requirements needed by MP to integrate the ICQ software referred to in this Agreement into the Affiliated MP Site. MP will be responsible for all communications, hosting and connectivity costs and expenses associated with the Affiliated MP Site. MP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the Affiliated MP Site from the ICQ Network. MP will design and implement its connectivity to the Internet such that (i) no single component failure will have a materially adverse impact on ICQ Users seeking to reach the Affiliated MP Site from the ICQ Network and (ii) no single line will run at more than 70% average utilization for a 5-minute peak in a daily period.

2. Optimization; Speed. MP will use commercially reasonable efforts to see that: (a) the functionality and features within the Affiliated MP Site are compatible with the client software then in use by ICQ Users; and (b) the Affiliated MP Site is designed and populated in a manner that minimizes delays when ICQ Users attempt to access such site. At a minimum, MP will ensure that the Affiliated MP Site's data transfers initiate within fewer than fifteen (15) seconds on average; except where such inability is due to problems with the ICQ Network. MP will permit ICQ to conduct reasonable performance and load testing of the Affiliated MP Site (in person or through remote communications).

3. Technical Problems. MP agrees to use commercially reasonable efforts to address material technical problems (over which MP exercises control) affecting use by ICQ Users of the Affiliated MP Site (an "MP Technical Problem") promptly following notice thereof.

4. Monitoring. MP will monitor the performance and availability of the Affiliated MP Site on a Continuous basis. MP will provide ICQ with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for MP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the Affiliated MP Site.

5. Security. MP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the Affiliated MP Site. MP will provide ICQ with periodic reviews of the Affiliated MP Site in order to allow ICQ to evaluate the security risks of such site. MP will promptly remedy any security risks or breaches of security as may be identified by ICQ's Operations Security team and verified by MP.

6.  Technical Performance.

   i. MP will design the Affiliated MP Site to support the most recent two (2) Windows version of the Microsoft Internet Explorer browser (currently, versions 3.0 and 4.0) as well as any browser that represents more than two percent (2%) of aggregate Affiliated MP Sites' traffic. In addition, ICQ and MP shall work together with the goal of preventing any caching by ICQ's proxy servers (where applicable, including preventing caching of any banner advertisements served by MP). To the extent the Affiliated MP Site do not support older ICQ browsers, MP shall have the option of (A) using MP's ad serving technology and the information contained in "http://"webmaster.info.ICQ.com", to restrict an ICQ User's access to incompatible features on the Affiliated MP Site and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system and/or browser a user employs.

   ii. To the extent MP creates customized pages on the Affiliated MP Site for ICQ Users or restricts access to advertising by ICQ Users, MP will configure the server from which it serves the site to examine the HTTP User-Agent field in order to identify the "ICQ Member-Agents" listed at:
   "http://webmaster. Info.ICQ.com."

   iii. MP will periodically review the technical information made available by ICQ at http://webmaster.info.ICQ.com.

   iv. MP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 (available at "http://ds.internic.net/rfc/rfc1945.text").

   v. Prior to releasing material, new functionality or features through the Affiliated MP Site ("New Functionality"), MP will use commercially reasonable efforts to test the New Functionality to confirm its compatibility with ICQ Service client software. With respect to any major implementation of significant new technology, MP will provide ICQ with written notice of the new technology so that ICQ can perform tests of the new technology to confirm its compatibility with the ICQ Service client software.

   vi. ICQ may notify MP of any problems with respect to New Functionality or new technology on the Affiliated MP Site, and MP will work in good faith to resolve such problems. ICQ will be entitled to request reasonable changes to the Content (including, without limitation, the features or functionality) within any pages of the Affiliated MP Site linked to from the ICQ Network to the extent such Content will materially and adversely affect any operational aspect of the ICQ Network. If MP is unable to adequately resolve such problems, MP shall have the option of (A) using MP's ad serving technology to restrict an ICQ User's access to such Content and serve a mutually agreed upon promotional message to such users, or (B) add alternative features which may be chosen by a user depending on the type of operating system a user employs. If MP does not restrict access to such Content or add applicable alternative features,

   ICQ shall have the right to terminate the link to such Content from the ICQ Network.

7. ICQ Internet Services Partner Support. ICQ will provide MP with access to the highest level of online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that ICQ makes generally available to ICQ's web-based partners. ICQ support will not, in any case, be involved with Content creation on behalf of MP or support for any technologies, databases, software or other applications which are not supported by ICQ or are related to any MP area other than the Affiliated MP Site. Support to be provided by ICQ is contingent on MP providing to ICQ demo account information (where applicable), a detailed description of the Affiliated MP Site's software, hardware and network architecture and access to the Affiliated MP Site for purposes of such reasonable performance and load testing. ICQ will use commercially reasonable efforts to respond to MP's requests for technical support within three (3) business day of the making of the request by MP. In addition, ICQ will provide MP with timely access to appropriate technical resources to allow MP to integrate the ICQ software to be provided by ICQ under this Agreement into the Affiliated MP Site.

                                   EXHIBIT F

                  STANDARD ONLINE COMMERCE TERMS & CONDITIONS

1. ICQ Network Distribution. MP will not authorize or permit any third party to distribute or promote the Services or any MP Interactive Site through the ICQ Network absent ICQ's prior written approval, which approval will not be unreasonably withheld. The Promotions and any other promotions or advertisements purchased from or provided by ICQ will link only to the MP Areas, will be used by MP solely for its own benefit and will not be resold, traded, exchanged, bartered, brokered or otherwise offered to any third party.

2. Provision of Other Content. In the event that MP includes any Content within the MP Areas that violates ICQ's then-standard Terms of Service (including without limitation, the terms of the ICQ End User License Agreement, and the ICQ Privacy Policy) (the "Terms of Service"), the terms of this Agreement, then ICQ will notify MP in writing of its objection and, MP will take commercially reasonable steps to block access by ICQ Users to such Content using MP's then-available technology or take such other remedial action which cures the violation. In the event that MP cannot, through its commercially reasonable efforts, block access by ICQ Users to the Content in question, then MP will provide ICQ prompt written notice of such fact. ICQ may then, at its option, restrict access from the ICQ Network to the Content in question using technology available to ICQ. MP will cooperate with ICQ's reasonable requests to the extent ICQ elects to implement any such access restrictions.

3. Contests. Any contest, sweepstakes or similar promotion conducted or promoted through the MP Areas (a "Contest") shall comply with all applicable federal, state and local laws and regulations.

4. Navigation. In cases where an ICQ User performs a search for MP through any search or navigational tool or mechanism that is accessible or available through the ICQ Network (e.g., Promotions, search terms, or any other promotions or navigational tools), ICQ shall have the right to direct such ICQ User to the MP Areas, or any other MP Interactive Site determined by ICQ in its reasonable discretion.

5. Disclaimers. Upon ICQ's request, MP agrees to include within the MP Areas a product disclaimer (the specific form and substance to be mutually agreed upon by the Parties) indicating that transactions are solely between MP and ICQ Users purchasing Services from MP.

6. ICQ Look and Feel. MP acknowledges and agrees that ICQ will own all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with online areas contained within the ICQ Network, subject to MP's (or its licensors') ownership rights in any non-ICQ trademarks or copyrighted material within the MP Areas. ICQ acknowledges that MP retains all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with the MP Areas and the MP Interactive Service, subject to any third-party trademarks and copyrighted material contained therein.

7. Management of the MP Areas. MP will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the MP Areas, in a timely and professional manner and in accordance with the terms of this Agreement. MP will use commercially reasonable efforts to cause the MP Areas to be current, accurate and well-organized at all times. MP agrees that the Services and other Licensed Content : (i) will not infringe on or violate any copyright, trademark, U.S. patent or any other third party right, including without limitation, any music performance or other music-related rights; and (ii) will not violate any applicable law or regulation of the United State or any other country or jurisdiction. Additionally, MP represents and warrants that it owns or has all rights to any Licensed Content required to perform under this Agreement. MP also warrants that a reasonable basis exists for all Service performance or comparison claims expressly made by MP and appearing in the MP Areas. Except as provided herein, MP shall not in any manner, including, without limitation in any Promotion, the Licensed Content or promotional materials state or imply that ICQ recommends or endorses MP or MP's Services (e.g., no statements that MP is an "official" or "preferred" provider of products or services for ICQ) without the prior authorization of ICQ. ICQ will have no obligations with respect to the Services available on or through the MP Areas, including, but not limited to, any duty to review or monitor any such Services.

8. Management of ICQ Network. ICQ will manage, review, delete, edit, create, update and otherwise manage all Content available on or through the ICQ Network, in a timely and professional manner and in accordance with the terms of this Agreement. ICQ will use commercially reasonable efforts to see that the ICQ Network remains current, accurate and well-organized at all times. ICQ agrees that the ICQ Service and ICQ.com and any Content available on them: (i) will not infringe on or violate any third-party copyright, trademark, U.S. patent which exists on the effective date of this agreement, or any other third party right, including without limitation, any music performance or other music-related rights; (ii) will not violate ICQ's then-applicable Terms of Service or any other standard, written ICQ policy or license; and
      (iii) will not violate any applicable law or regulation of the United State or any other country or jurisdiction, including those relating to contests, sweepstakes or similar promotions. ICQ also warrants that a reasonable basis exists for all ICQ Service performance or comparison claims expressly made by ICQ and appearing through the ICQ Network. Except as provided herein, ICQ shall not in any manner state or imply that MP recommends or endorses ICQ or the ICQ Network (e.g., no statements that ICQ is an "official" or "preferred" provider of products or services for MP) without the prior authorization of MP. MP will have no obligations with respect to the ICQ Services available on or through the ICQ Network other than the MP Areas, including, but not limited to, any duty to review or monitor any such ICQ Services.

9. Duty to Inform. MP will promptly inform ICQ of any information related to the MP Areas which could reasonably lead to a claim, demand, or liability of or against ICQ and/or its affiliates by any third party. ICQ will promptly inform MP of any information related to the ICQ Network which could reasonably lead to a claim, demand, or liability of or against MP and/or its affiliates by any third party.

10. Customer Service. It is the sole responsibility of MP to provide customer service to persons or entities purchasing Services through the ICQ Network ("Customers"). MP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Services offered, sold or licensed through the MP Areas, and ICQ will have no obligations whatsoever with respect thereto. MP will receive all emails from Customers via a computer available to MP's customer service staff and generally respond to such emails within three (3) days from receipt. MP will receive all orders electronically and generally process all orders within three (3) days from receipt, provided Services ordered are not advance order items. MP will use commercially reasonable efforts to receive, process, fulfill and deliver all orders of Services on a timely and professional basis. MP will offer ICQ Users who purchase Services through such MP Areas a money back satisfaction guarantee, to the same extent offered by MP generally MP will bear all responsibility for compliance with federal, state and local laws in the event that Services are out of stock or are no longer available at the time an order is received. MP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Services will be collected by MP directly from customers.

11. Production Work. In the event that MP requests ICQ's production assistance for activities outside the scope of ICQ's obligations under this Agreement in connection with (i) ongoing programming and maintenance related to the MP Areas, (ii) a redesign of or addition to the MP Areas (e.g., a change to an existing screen format or construction of a new custom form), (iii) production to modify work performed by a third party provider or (iv) any other type of production work, MP will work with ICQ to develop a detailed production plan for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, ICQ will notify MP of (i) ICQ's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production and maintenance work and (iii) the estimated development schedule for such work. ICQ will make commercially reasonable efforts to respond to MP promptly and to undertake in good faith the production assistance requested by MP. To the extent the Parties reach agreement regarding implementation of the agreed-upon Production Plan after good faith negotiations, such agreement will be reflected in a separate work order signed by the Parties. To the extent MP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to ICQ's standards & practices (and any standard ICQ "styleguide"). The specific production resources which ICQ allocates to any production work to be performed on behalf of MP will be as determined by the Parties in the work order. With respect to any routine production, maintenance or related services which are necessary for ICQ to perform in order to support the proper functioning and integration of the MP Areas ("Routine Services"), MP will pay the then-standard fees charged by ICQ for such Routine Services provided that ICQ notifies MP in advance of incurring these charges (providing MP an explanation of the basis for them) and obtains MP's prior approval for them.

12. Bookmarking. To the extent ICQ allows ICQ Users to "bookmark" the URL or other locator for the MP Areas, such bookmarks will be subject to ICQ's control at all times. Upon the termination of this Agreement, MP's rights to any Keyword Search Terms and bookmarking will terminate.

13. Merchant Certification Program. MP will be provided the opportunity to participate in any generally applicable "Certified Merchant" program operated by ICQ or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the ICQ Network (including, as a minimum, use of 40-bit SSL encryption and if requested by ICQ, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an ICQ designed and approved button promoting the merchant's status as an ICQ Certified Merchant.

14. Message Boards; Chat Rooms and Comparable Vehicles. Any Content submitted by MP or its agents within message boards, chat rooms or any comparable vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the ICQ Terms of Service. MP acknowledges that it has no rights or interest in ICQ Member submissions to message boards within the ICQ Network. MP will refrain from editing, deleting or altering, without ICQ's prior approval (which shall not be unreasonably withheld or delayed), any opinion expressed or submission made by an ICQ Member within MP Programming except in cases where MP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable ICQ Terms of Service.

                                   EXHIBIT G
                       STANDARD LEGAL TERMS & CONDITIONS

1. Promotional Materials/Press Releases. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any marketing, advertising, or other promotional materials, excluding Press Releases, related to the MP Areas and/or referencing the other Party and/or its trade names, trademarks, and service marks (the "Promotional Materials"); provided, however, that either Party's use of screen shots of the MP Areas for promotional purposes will not require the approval of the other Party so long as America Online(R) is clearly identified as the source of such screen shots; and provided further, however, that, following the initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference to the existence of a business relationship between the Parties in Promotional Materials, will not require the approval of the other Party. Each Party will solicit and reasonably consider the views of the other Party in designing and implementing such Promotional Materials. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the MP Areas and the content contained therein and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

2. License. MP hereby grants ICQ a non-exclusive worldwide license to market, license, distribute, reproduce, display, perform, translate, transmit, and promote the Licensed Content (or any portion thereof) through such areas or features of the ICQ Network as required for ICQ to perform under this Agreement. MP acknowledges and agrees that the foregoing license permits ICQ to distribute portions of the Licensed Content in synchronism or timed relation with visual displays prepared by MP or ICQ (e.g., as part of an ICQ "slideshow"). In addition, ICQ Users will have the right to access and use the MP Areas.

3. Trademark License. In designing and implementing the promotional materials and subject to the other provisions contained herein, MP will be entitled to use such trade names, trademarks, and service marks of ICQ as designated by ICQ and ICQ; and its affiliates will be entitled to use such trade names, trademarks, and service marks of MP as designated by MP (collectively, together with the ICQ marks listed above, the "Marks"); provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party; and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice.

4. Ownership of Trademarks. Each Party acknowledges the ownership right of the other Party in the Marks of the other Party and agrees that all use of the other Party's Marks will inure to the benefit, and be on behalf, of the other Party. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title, or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

5. Quality Standards. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any promotional materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party will comply with all applicable laws, regulations, and customs and obtain any required government approvals pertaining to use of the other Party's marks.

6. Infringement Proceedings. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party will have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party with its reasonable cooperation and assistance with respect to any such infringement proceedings.

7. Representations and Warranties. Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; and (iv) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement (including its Exhibits). MP hereby represents and warrants that, except where failure to possess would not materially affect its ability to perform hereunder, it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to sell the Services. ICQ represents and warrants that, except where failure to possess would not materially affect its ability to perform hereunder, it possesses all authorizations, approvals, consents, licenses, permits, certificates or other rights and permissions necessary to offer and operate the ICQ Network.

8. Confidentiality. Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this

      Agreement, to prevent the duplication or disclosure of Confidential Information of the other Party, other than by or to its employees or agents who must have access to such Confidential Information to perform such Party's obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order, provided that such Party shall first make every reasonable effort to avoid the disclosure. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and
      (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

9.    Limitation of Liability; Disclaimer; Indemnification.

      9.1 LIABILITY. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THE AGREEMENT, THE SALE OF SERVICES, THE USE OR INABILITY TO USE THE ICQ NETWORK, THE ICQ SERVICE, ICQ.COM OR THE MP AREAS, OR ARISING FROM ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY WILL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO
            SECTION 9.3. EXCEPT AS PROVIDED IN SECTION 9.3, (I) LIABILITY ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES, AND (II) THE MAXIMUM LIABILITY OF ONE PARTY TO THE OTHER PARTY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT WILL NOT EXCEED THE AGGREGATE PAYMENTS MADE UNDER THIS AGREEMENT; PROVIDED THAT EACH PARTY WILL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY PURSUANT TO THE AGREEMENT.

      9.2 NO ADDITIONAL WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE ICQ NETWORK, THE ICQ SERVICE, ICQ.COM, THE SERVICES OR THE MP AREAS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ICQ SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF THE MP AREAS.

      9.3 Indemnity. Either Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's breach of its warranty under Section 7 or 8 of Exhibit F, as applicable.

      9.4 Claims. If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party will give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice will (i) provide the basis on which indemnification is being asserted and
            (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party will have a period of ten
            (10) business days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) business day period, the Indemnifying Party will be obligated to defend the Action, at its own expense, using counsel of its choosing. The Indemnified Party will cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party will have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) business day period and elects not to defend such Action, the Indemnified Party will be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party will cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party will have the right to participate fully, at its own expense, in the defense of such Action. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

      9.5 Acknowledgment. ICQ and MP each acknowledges that the provisions of this Agreement were negotiated to reflect an informed, voluntary allocation between them of all risks (both known and unknown) associated with the transactions contemplated hereunder. The limitations and disclaimers related to warranties and liability contained in this Agreement are intended to limit the circumstances and extent of liability. The provisions of this Section 9 will be enforceable independent of and severable from any other enforceable or unenforceable provision of this Agreement.

10. Solicitation of ICQ Users. During the term of the Agreement and for a two year period thereafter, MP will not use the ICQ Network (including, without limitation, the e-mail network contained therein) to solicit ICQ Users on behalf of another Interactive Service. More generally, MP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into ICQ's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the ICQ User to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with MP or (ii) provided information to MP through a contest, registration, or other communication, which included clear notice to the ICQ User that the information provided could result in commercial e-mail or other online communication being sent to that ICQ User by MP or its agents. Any commercial e-mail communications to ICQ Users which are otherwise permitted hereunder, will (a) include a prominent and easy means to "opt-out" of receiving any future commercial e-mail or other online communications from MP, and (b) shall also be subject to ICQ's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the ICQ product or service in question).

11. ICQ User Communications. To the extent that MP is permitted to communicate with ICQ Users under Section 10 of this Exhibit G, in any such communications to ICQ Users on or off the MP Areas (including, without limitation, e-mail solicitations), MP will not encourage ICQ Users to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an Interactive Site other than the MP Areas for the purchase of Services, or (ii) bookmarking of Interactive Sites. Additionally, with respect to such ICQ User communications, in the event that MP encourages an ICQ User to purchase products through such communications, MP shall ensure that
      (a) the ICQ Network is promoted as the primary means through which the ICQ User can access the MP Areas and (b) any link to the MP Areas will link to a page which indicates to the ICQ User that such user is in a site which is affiliated with the ICQ Network.

12. Collection and Use of User Information. The collection, use and disclosure by MP of information obtained from ICQ Users under this Agreement ("User Information") shall comply with (i) all applicable laws and regulations and (ii) ICQ's standard privacy policies, available on the Interactive Site ICQ.com (or, in the case of the MP Areas, MP's standard privacy policies so long as such policies are prominently published on the site and provide adequate notice, disclosure and choice to users regarding MP's collection, use and disclosure of user information). MP will not disclose User Information collected hereunder to any third party in a manner that identifies ICQ Users as end users of an ICQ product or service or use Member Information collected under this Agreement to market another Interactive Service.

13. Statements through ICQ Network. Neither Party shall make, publish, or otherwise communicate through the ICQ Network or the MP Areas any deleterious remarks concerning the other Party or its affiliates, directors, officers, employees, or agents (including, without limitation, the other Party's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder.

14. Excuse. Neither Party will be liable for, or be considered in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions which are beyond such Party's reasonable control and which such Party is unable to overcome by the exercise of reasonable diligence.

15. Independent Contractors. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

16. Notice. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the ICQ Network (to the e-mail address "AOLNotice@aol.com" in the case of ICQ) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or
      (iv) five (5) business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of ICQ, such notice will be provided to both the President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of ICQ set forth in the first paragraph of this Agreement. In the case of MP, except as otherwise specified herein, the notice address will be the address for MP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or ICQ e-mail address, to be as reasonably identified to ICQ by MP.

17. No Waiver. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same will be and remain in full force and effect.

18. Return of Information. Upon the expiration or termination of this Agreement, each Party will, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified the other Party.

19. Survival. Sections 4.1, 4.2, 4.3, 5.2 and 6 of the body of the Agreement, Sections 7 and 8 of Exhibit F and Sections 8 through 29 of this Exhibit, will survive the completion, expiration, termination or cancellation of this Agreement.

20. Entire Agreement. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party will be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

21. Amendment. No change, amendment or modification of any provision of this Agreement will be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment signed by an executive of at least the same standing to the executive who signed the Agreement.

22. Further Assurances. Each Party will take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other Party for the implementation or continuing performance of this Agreement.

23. Assignment. MP will not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of ICQ, which consent shall not be unreasonably withheld or delayed.. ICQ shall not assign this Agreement to any Section 3.5 Entity without the prior written consent of MP, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

24. Construction; Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect.

25. Remedies. Except where otherwise specified, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity; provided that, in connection with any dispute hereunder, MP will be not entitled to offset any amounts that it claims to be due and payable from ICQ against amounts otherwise payable by MP to ICQ.

26. Applicable Law. Except as otherwise expressly provided herein, this Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the Commonwealth of Virginia except for its conflicts of laws principles.

27. Export Controls. Both Parties will adhere to all applicable laws, regulations and rules relating to the export of technical data and will not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

28. Headings. The captions and headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

29. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one and the same document

                                    EXHIBIT H

WARRANT AGREEMENT

                                                                    CONFIDENTIAL

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                             VARSITYBOOKS.COM INC.

                           STOCK SUBSCRIPTION WARRANT

                                                December 22, 1999

      1.    GENERAL.

            (a) THIS CERTIFIES that, for value received, AMERICA ONLINE, INC. ("AOL"), or assigns, is entitled to subscribe for and purchase from VARSITYBOOKS.COM INC., a Delaware corporation (the "Corporation"), at any time or from time to time commencing as set forth in Section 1(b) and ending on the seventh (7th) anniversary of the date hereof (the "Exercise Period"), on the terms and subject to the provisions hereinafter set forth, up to 463,246 shares (subject to adjustment as provided herein) (the "Warrant Shares") of fully paid and non-assessable shares of Common Stock, $0.0001 par value, of the Corporation (the "Common Stock") as shall be determined in accordance with the provisions of Section 1(b) hereof, at a price per share (the "Warrant Price") equal to the per share initial public offering price of the IPO (as hereinafter defined); provided that if the Stipulated Event (as defined below) occurs prior to the IPO Date, the Warrant Price shall be equal to the fully-diluted per share valuation established in the Corporate Transaction (as defined below). The Corporation represents, warrants and covenants that, as of the date hereof, the maximum Warrant Shares issuable hereunder shall constitute three percent (3%) of the number of shares of voting capital stock of the Corporation outstanding immediately prior to the closing of the IPO (as hereinafter defined) after giving effect to the exercise, exchange or conversion of all outstanding securities, rights, options, warrants (including this Warrant), calls, commitments or agreements of any nature or character (whether debt or equity) that are, directly or indirectly, exercisable or exchangeable for, or convertible into or otherwise represent the right to purchase or otherwise receive, directly or indirectly, any such capital stock or other arrangement to acquire at any time or under any circumstance, voting capital stock of the Corporation or any such other securities and assuming that all stock options and/or shares of capital stock reserved for grant or issuance to officers,

                                                                    CONFIDENTIAL

directors, employees and consultants under all agreements, plans or arrangements theretofore approved by the Board of Directors of the Corporation have been so granted or issued (as the case may be) (collectively, the "Fully-Diluted Shares"). In the event that the number of Warrant Shares listed above does not constitute three percent (3%) of the Fully-Diluted Shares existing immediately prior to the closing of the IPO, the number of Warrant Shares initially issuable hereunder (the "Initial Number") shall be adjusted accordingly to cause the Initial Number to constitute three percent (3%) of the Fully-Diluted Shares existing immediately prior to the closing of the IPO. As used in this Agreement, the term "IPO Date" shall mean the date on which the Corporation closes the initial public offering of its Common Stock (the "IPO").

      This Warrant is being issued pursuant to an Interactive Marketing Agreement dated as of the date hereof (the "Agreement"), between the Corporation and ICQ, Inc. All terms used but not defined herein shall have the meanings set forth in the Agreement.

            (b) This Warrant shall become exercisable as to that number of Warrant Shares, and at such times, as are determined in accordance with Exhibit A attached hereto; provided, however, that this Warrant shall become exercisable as to all unvested Warrant Shares immediately upon the occurrence of a Stipulated Event. As used herein, the term "Stipulated Event" shall mean
(a) a Corporate Transaction (as hereinafter defined) or (b) a termination of the Agreement that results from a material breach by the Corporation of the Agreement. "Corporate Transaction" means (A) any consolidation or merger of the Corporation with or into any other corporation or other entity, other than any merger or consolidation resulting in the holders of the capital stock of the Corporation entitled to vote for the election of directors holding a majority of the capital stock of the surviving or resulting corporation or other entity entitled to vote for the election of directors, (B) any person or entity (including any affiliates thereof) becoming the holder of a majority of the capital stock of the Corporation entitled to vote for the election of directors, or (C) any sale or other disposition by the Corporation of all or substantially all of its assets or capital stock.

      2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part, at any time or from time to time during the Exercise Period, by the surrender of this Warrant (properly endorsed) at the office of the Corporation at 2020 K St., NW, 6th Floor, Washington, DC 20006, or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and by payment (either in cash, by check, by cancellation of indebtedness and/or in shares of capital stock of the Corporation valued at Fair Market Value (as hereinafter defined) on the date of such exercise) to the Corporation of the Warrant Price for each Warrant Share being purchased. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of the holder, and if this Warrant shall not have been exercised for all of the Warrant Shares, a new Warrant, registered in the name of the holder hereof, of like tenor to this Warrant, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any

                                                                    CONFIDENTIAL

certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

      3.    EXCHANGE OF WARRANT.

            (a) In addition to, and independent of, the rights of the holder of this Warrant set forth in Section 2 hereof, the holder hereof may at any time or from time to time elect to receive, without the payment by the holder of any additional consideration, that number of Warrant Shares determined as hereinafter provided in this Section 3 by the surrender of this Warrant or any portion hereof to the Corporation, accompanied by an executed Notice of Exchange in substantially the form thereof attached hereto (the "Net Issue Election"). Thereupon, the Corporation shall issue to the holder hereof such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

where X =   the number of Warrant Shares to be issued to the holder pursuant to this Section 3.

      Y = the number of Warrant Shares covered by this Warrant in respect of which the Net Issue Election is made pursuant to this Section 3.

      A = the Fair Market Value (as hereinafter defined) of one Warrant Share determined at the time the Net Issue Election is made pursuant to this Section 3 (the "Determination Date").

      B = the Warrant Price in effect under this Warrant at the time the Net Issue Election is made pursuant to this Section 3.

For purposes of the above calculation, "Fair Market Value" of one Warrant Share as of the Determination Date shall mean:

            (i) (A) if the Common Stock of the Corporation is not then traded on a national securities exchange, the average of the closing prices quoted on the National Association of Securities Dealers, Inc. Automated Quotation National Market System, if applicable, or the average of the last bid and asked prices of the Common Stock quoted in the over-the-counter-market or (B) if the Common Stock is then traded on a national securities exchange, the average of the high and low prices of the Common Stock listed on the principal national securities exchange on which the Common Stock is so traded, in each case for the twenty

                                                                    CONFIDENTIAL

      (20) trading days immediately preceding the Determination Date or, if such date is not a business day on which shares are traded, the next immediately preceding trading day;

            (ii) in the event of a Warrant Exchange in connection with a Corporate Transaction, the value per share of Common Stock received or receivable by each holder thereof (assuming for purposes of this determination, in the case of a sale of assets, the Corporation is liquidated immediately following such sale and the consideration paid to the Corporation is immediately distributed to its stockholders); and

            (iii) in all other circumstances, the fair market value per share of Common Stock as determined by a nationally recognized independent investment banking firm jointly selected by the Corporation and the holder of this Warrant or, if such selection cannot be made within five business days after delivery of the Notice of Exchange referred to above, by a nationally recognized independent investment banking firm selected by the American Arbitration Association then obtaining.

The closing of any Warrant Exchange shall take place at the offices of the Corporation on the date specified in the Notice of Exchange (the "Exchange Date"), which shall be not less than five and not more than 30 days after the delivery of such Notice. At such closing, the Corporation shall issue and deliver to the holder or its designee a certificate or certificates for the Warrant Shares to be issued upon such Warrant Exchange, registered in the name of the holder or such designee, and if such Warrant Exchange shall not have been for all Warrant Shares, a new Warrant, registered in the name of the holder, of like tenor to this Warrant for the number of shares still subject to this Warrant following such Warrant Exchange.

      4.    ADJUSTMENT OF WARRANT PRICE.

            (a) The Warrant Price shall be subject to adjustment from time to time as follows:

            (i) If the Corporation shall at any time or from time to time during the Exercise Period, issue any shares of Common Stock (or be deemed to have issued any shares of Common Stock as provided herein), other than Excluded Securities (as defined in Section 4(a)( v)) without consideration or for a consideration per share less than the Fair Market Value (determined in accordance with the formula set forth in Section 3) of a share of Common Stock in effect immediately prior to the issuance of Common Stock, the Warrant Price in effect immediately prior to such issuance shall forthwith be lowered to a price equal to the quotient obtained by dividing: (x) an amount equal to the sum of (1) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 4(a)(ii)(D)) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance, plus (2) the consideration received by the Corporation upon such

                                                                    CONFIDENTIAL

      issuance, by (y) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to Section 4(a)(ii)(D)) immediately after the issuance of such Common Stock.

            (ii) For the purposes of any adjustment of the Warrant Price pursuant to Section 4(a)(i), the following provisions shall be applicable:

                  (A) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                  (B) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of any accounting treatment.

                  (C) In the case of the issuance of Common Stock without consideration, the consideration shall be deemed to be $0.01 per share.

                  (D) In the case of the issuance of (x) options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase rights to subscribe for such convertible or exchangeable securities:

                        (1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions
       (A), (B) and (C) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                        (2) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such

                                                                    CONFIDENTIAL

            securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A), (B) and (C) above);

                        (3) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Warrant Price shall forthwith be readjusted to such Warrant Price as would have resulted had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change (or options or rights related to such securities not converted prior to such change) been made upon the basis of such change; provided, however, that such readjustment shall not result in a Warrant Price that is greater than the original Warrant Price; and

                        (4) on the expiration of all such options or rights, the termination of all such rights to convert or exchange or the expiration of all options or rights related to such convertible or exchangeable securities in each case having been issued by the Corporation for the same consideration (as determined pursuant to subdivision (A), (B) and (C) above), the applicable Warrant Price shall forthwith be readjusted to such Warrant Price as would have resulted had the adjustment made upon the issuance of such options, rights, securities or options or rights related to such securities not been made; provided, however, that such readjustment shall not result in a Warrant Price that is greater that the original Warrant Price.

                  (iii) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately increased, in each case in proportion to such increase in outstanding shares.

                  (iv) If, at any time during the Exercise Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall be appropriately increased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be appropriately decreased, in each case, in proportion to such decrease in outstanding shares.

                  (v) For purposes of Section 4(a), the term "Excluded Securities" shall mean (A) shares of Common Stock (subject to equitable adjustment

                                                                    CONFIDENTIAL


   for stock splits, dividends, combinations and like occurrences) issued to officers, employees or directors of Corporation, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Corporation, or options to purchase or rights to subscribe for such Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities pursuant to such agreement, plan or arrangement; (B) shares of Common Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Common Stock; (C) securities issued pursuant to the acquisition of another corporation or other entity by the Corporation by merger or purchase of stock or purchase of all or substantially all of such other corporation's or other entity's assets whereby the Corporation owns not less than a majority of the voting power of such other corporation or other entity following such acquisition or purchase; or (D) securities issued in an underwritten public offering approved by the Board of Directors.

                  (vi) All calculations under this Section 4 shall be made to the nearest one tenth (1/10) of a cent or to the nearest one tenth (1/10) of a share, as the case may be.

            (b) Whenever the Warrant Price shall be adjusted as provided in this Section 4 the Corporation shall forthwith file, at the office of the Corporation or any transfer agent designated by the Corporation for the Common Stock, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the adjusted Warrant Price. The Corporation shall also cause a copy of such statement to be sent by first-class certified mail, return receipt requested, postage prepaid, to each holder of a Warrant at his or its address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions set forth immediately below.

            (c) In the event the Corporation shall propose to take any action of the types described in Section 4(a)(iii) or (iv) or Section 11, the Corporation shall give notice to each holder of a Warrant in the manner set forth herein, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Price then in effect and the number, kind or class of shares or other securities or property which shall be delivered or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 20 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

      5. ADJUSTMENT OF WARRANT SHARES. Upon each adjustment of the Warrant Price as provided in Section 4, the holder hereof shall thereafter be entitled to subscribe

                                                                    CONFIDENTIAL


for and purchase, at the Warrant Price resulting from such adjustment, the number of Warrant Shares equal to the product of (i) the number of Warrant Shares existing prior to such adjustment and (ii) the quotient obtained by dividing (A) the Warrant Price existing prior to such adjustment by (B) the new Warrant Price resulting from such adjustment. No fractional shares of Common Stock shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to this paragraph shall be eliminated without consideration.

      6. COVENANTS AS TO COMMON STOCK. The Corporation covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation will from time to time take all such action as may be requisite to assure that the stated or par value per share of Common Stock is at all times equal to or less than the then effective Warrant Price per share of Common Stock issuable upon exercise of this Warrant. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares of Common Stock upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation will in good faith and expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of the rights represented by this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such capital stock.

      7. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Corporation.

      8. RESTRICTIONS ON TRANSFER. The holder of this Warrant acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") and the holder of this Warrant agrees that no sale, transfer, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares shall be made in the absence of (a) current registration statement under the Securities Act as to this Warrant or the Warrant Shares and the registration or qualification of this Warrant or the Warrant Shares under any applicable state securities laws is then in effect or (ii) an opinion of counsel reasonably satisfactory to the Corporation to the effect that such registration or qualification is not required. Each certificate or other instrument for Warrant Shares issued upon exercise of this Warrant shall, if required under the Securities Act or the rules promulgated thereunder, be imprinted with a legend substantially to the foregoing effect.

                                                                    CONFIDENTIAL

      9. Investor Rights Agreement. Anything contained herein to the contrary notwithstanding, the Warrant Shares shall be entitled to all rights and benefits accorded thereto in that certain Third Amended and Restated Investors' Rights Agreement, dated as of December 22, 1999, by and among the Corporation and the Investors (as defined therein) .

      10. TRANSFER OF WARRANT; AMENDMENT. Subject to the restriction set forth in Section 8, this Warrant and all rights hereunder are transferable, in whole, or in part, at the agency or office of the Corporation referred to in
Section 2, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.

      11. REORGANIZATIONS, ETC. In case, at any time during the Exercise Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing operation and which does not result in any change in the Common Stock) or of the sale of all or substantially all the properties and assets of the Corporation as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. In any such reorganization or other action or transaction described above, appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Corporation will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation or entity (if other than the Corporation) resulting from such transaction or the corporation or entity purchasing such assets shall assume by written instrument, executed and mailed or delivered to the registered holder hereof at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

                                                                    CONFIDENTIAL

      12. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

      13. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      14. NOTICES. All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

            If to the Corporation, to:

               VarsityBooks.com Inc.
               2020 K St., NW
               6th Floor
               Washington, DC 20006
               Attention:  Richard Hozik
               Telecopier:  202-332-5498
               Electronic mail:  rich@varsitybooks.com

               With a copy to:

               Shaw Pittman
               1676 International Drive
               McLean, Virginia 22102-4835
               Attention: Andrew M. Tucker
               Telecopier:  703-790-7901
               Electronic mail: andy.tucker@shawpittman.com

         and

                                                                    CONFIDENTIAL

            If to AOL as follows:

               America Online, Inc.
               22000 AOL Way
               Dulles, Virginia  20166
               Attention:  General Counsel
               Telecopier: (703) 265-2208
               Electronic mail:  PTCapp@aol.com

Or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery or delivery by telecopier, on the date of such deliver, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (ii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 14, "business day" shall mean any day other than a day on which banking institutions in the Commonwealth of Virginia are legally closed for business.

      15. BINDING EFFECT ON SUCCESSORS; SURVIVAL. This Warrant shall be binding upon any corporation succeeding the Corporation by merger, consolidation or acquisition of all or substantially all of the Corporation's assets. All of the obligations of the Corporation relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Corporation shall inure to the benefit of the successors and assigns of AOL.

      16. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

      17. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Corporation shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then Fair Market Value of one Warrant Share.

                                     * * *

                                                                    CONFIDENTIAL

      IN WITNESS WHEREOF, the undersigned have caused this Warrant and Warrant Agreement to be executed by their duly authorized officers on the date first above written.

                                    VARSITYBOOKS.COM INC.

                                    By:  /s/ VARSITYBOOKS.COM INC.
                                        ----------------------------------------
                                          Name:  Eric J. Kuhn
                                          Title: Chief Executive Officer

ATTEST:
        ---------------------------
         SECRETARY

                                    AMERICA ONLINE, INC.

                                    By:  /s/ AMERICA ONLINE, INC.
                                        ----------------------------------------
                                          Name:
                                          Title:

                                                                    CONFIDENTIAL

                              FORM OF SUBSCRIPTION

                    [To be signed upon exercise of Warrant]

            The undersigned, the holder of the Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _________ shares of _________ of Varsitybooks.com Inc., and herewith makes payment of $_________ therefor, and requests that the certificates for such shares be issued in the name of and delivered to, _________________________________, whose address is
_________________________________________________.


Dated:
      --------------
                                    ---------------------------------
                                   (Signature)

                                    ---------------------------------
                                    (Address)

                                                                    CONFIDENTIAL

                               NOTICE OF EXCHANGE

                        (To be executed by the Holder in
                        order to exchange the Warrant.)

            The undersigned hereby irrevocably elects to exchange this Warrant into __________ shares (the foregoing number constituting the number of Warrant Shares to be issued pursuant to Section 3 of this Warrant) of ________ of Varsitybooks.com Inc., minus any shares to be deducted from the foregoing number in accordance with the terms of this Warrant, according to the conditions thereof. The undersigned desires to consummate such exchange on
________________.

Dated:

                                    -----------------------------
                                    Name of Holder:

                                    By:
                                       --------------------------

                                                                    CONFIDENTIAL

                               FORM OF ASSIGNMENT

                  [To be signed only upon transfer of Warrant]

            For value received, the undersigned hereby sells, assigns and transfers unto the right represented by the Warrant to purchase _______ shares of _________ of Varsitybooks.com Inc., to which the Warrant relates, and appoints [Name of Attorney] to transfer such right on the books of [ISSUER], with full power of substitution in the premises.

Dated:
      -------------
                                   ---------------------------------------------
                                   (Signature)

Signed in the presence of:

------------------------------

      ADDENDUM NUMBER 1 TO VARSITYBOOKS.COM INC. STOCK SUBSCRIPTION WARRANT

       This Addendum (this "Addendum") to that certain VarsityBooks.com Inc. Stock Subscription Warrant (the "Warrant") dated December 22, 1999, by and between America Online, Inc. ("AOL"), and VarsityBooks.com Inc. (the "Corporation") is made as of December 22, 1999, by and between AOL and the Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant.

       For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties desire to amend certain provisions of the Warrant as follows:

       Exhibit A of the Warrant shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto.

       In witness whereof the Parties have executed this Addendum as of the date written hereinabove.


AMERICA ONLINE, INC.


BY:
   ---------------------------------
TITLE:
      ------------------------------


VARSITYBOOKS.COM INC.


BY:
   ---------------------------------
TITLE:
      ------------------------------

                                    EXHIBIT A

                         NUMBER OF SHARES FOR WHICH THE
                          WARRANT SHALL BE EXERCISABLE:

Up to a maximum 463,246 Warrant Shares (subject to adjustment in accordance with the terms of this Warrant) shall vest as follows:

---------------------------------------------------------------------------------------------------
Number of Warrant Shares                     Vesting
---------------------------------------------------------------------------------------------------
(A) 154,414                                  Fully vested as of the date hereof.
---------------------------------------------------------------------------------------------------
(B) *                                        Shall vest and become exercisable upon the
                                             attainment between the Effective Date and March 31,
                                             2000 of * "click-thrus" of the Promotions;
                                             provided, however, that if the * threshold is
                                             not attained prior to March 31, 2000, no Warrant
                                             Shares shall vest pursuant to this Exhibit A,
                                             Section (B) and these Warrant Shares shall not vest
                                             in subsequent periods.
---------------------------------------------------------------------------------------------------
(C) *                                        Shall vest and become exercisable upon the
                                             attainment between April 1, 2000 and June 30, 2000
                                             of * "click-thrus" of the Promotions;
                                             provided, however, that if the * threshold is
                                             not attained between April 1, 2000 and June 30,
                                             2000, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (C) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(D) *                                        Shall vest and become exercisable upon the
                                             attainment between July 1, 2000 and September 30,
                                             2000 of * "click-thrus" of the Promotions;
                                             provided, however, that if the * threshold is
                                             not attained between July 1, 2000 and September 30,
                                             2000, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (D) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(E) *                                        Shall vest and become exercisable upon the
                                             attainment between October 1, 2000 and December 31,
                                             2000 of * "click-thrus" of the Promotions;
                                             provided, however, that if the * threshold is
                                             not attained between October 1, 2000 and December
                                             31, 2000, no Warrant Shares shall vest pursuant to
                                             this Exhibit A, Section (E) and these Warrant Shares
                                             shall not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(F) *                                        Shall vest and become exercisable upon the
                                             attainment between the January 1, 2001 and March 31,
                                             2001 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between January 1, 2001 and March 31,
                                             2000, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (F) and these Warrant Shares
                                             shall not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(G) *                                        Shall vest and become exercisable upon the
                                             attainment between April 1, 2001 and June 30, 2001
                                             of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between April 1, 2001 and June 30,
                                             2001, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (G) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(H) *                                        Shall vest and become exercisable upon the
                                             attainment between July 1, 2001 and September 30,
                                             2001 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between July 1, 2001 and September 30,
                                             2001, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (H) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(I) *                                        Shall vest and become exercisable upon the
                                             attainment between October 1, 2001 and December 31,
                                             2001 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between October 1, 2001 and December
                                             31, 2001, no Warrant Shares shall vest pursuant to
                                             this Exhibit A, Section (I) and these Warrant Shares
                                             shall not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(J) *                                        Shall vest and become exercisable upon the
                                             attainment between the January 1, 2002 and March 31,
                                             2002 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between January 1, 2002 and March 31,
                                             2002, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (J) and these Warrant Shares
                                             shall not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(K) *                                        Shall vest and become exercisable upon the
                                             attainment between April 1, 2002 and June 30, 2002
                                             of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between April 1, 2002 and June 30,
                                             2002, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (K) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(L) *                                        Shall vest and become exercisable upon the
                                             attainment between July 1, 2002 and September 30,
                                             2002 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between July 1, 2002 and September 30,
                                             2002, no Warrant Shares shall vest pursuant to this
                                             Exhibit A, Section (L) and these Warrant Shares shall
                                             not vest in subsequent periods.
---------------------------------------------------------------------------------------------------
(M) *                                        Shall vest and become exercisable upon the
                                             attainment between October 1, 2002 and December 22,
                                             2002 of ** "click-thrus" of the Promotions;
                                             provided, however, that if the ** threshold is
                                             not attained between October 1, 2002 and December
                                             31, 2002, no Warrant Shares shall vest pursuant to
                                             this Exhibit A, Section (M) and these Warrant Shares
                                             shall not vest in subsequent periods.
---------------------------------------------------------------------------------------------------


* Notwithstanding any provision of this Exhibit A to the contrary, in event that ICQ shall fail to deliver the * required to be delivered under the Agreement prior to January 15, 2001, (i) the "click-thru" thresholds required under each of Sections (F), (G), (H) and (I) of this Exhibit A shall be increased from * and (ii) the "click-thru" thresholds required under each of Sections (J), (K), (L) and (M) of this Exhibit A shall be increased from *